Exhibit 99.1

Neal Goldner Investor Relations 407-206-6149 neal.goldner@mvwc.com

Cameron Klaus Global Communications 407-513-6066 cameron.klaus@mvwc.com
Marriott Vacations Worldwide (“MVW”) Reports
First Quarter 2023 Financial Results
ORLANDO, Fla. – May 3, 2023 – Marriott Vacations Worldwide Corporation (NYSE: VAC) (the “Company”) reported first quarter 2023 financial results.
First Quarter 2023 Highlights
•Consolidated Vacation Ownership contract sales were $434 million, a 10% increase compared to the first quarter of 2022, and VPG was $4,358.
•Net income attributable to common shareholders was $87 million compared to $58 million in the prior year, and fully diluted earnings per share increased 67% to $2.06.
•Adjusted net income attributable to common shareholders was $109 million compared to $81 million in the prior year, and adjusted fully diluted earnings per share increased 49% to $2.54.
•Adjusted EBITDA increased 8% compared to the prior year to $203 million.
•The Company returned $134 million to shareholders, repurchasing 522,000 shares of its common stock for $80 million and paying two quarterly dividends totaling $54 million.
“We started the year on a strong note, growing contract sales by 10% in the first quarter and Adjusted EBITDA by 8%, illustrating the resilience of our leisure focused business model,” said John Geller, president and chief executive officer. “Consumers continue to prioritize travel, which we’re seeing in our occupancies, Abound by Marriott Vacations is generating excitement among our existing owners and first time buyers, and we are making investments in our business to support our long term growth.”
Vacation Ownership
Revenues excluding cost reimbursements increased 16% in the first quarter of 2023 compared to the prior year, reflecting growth in all lines of businesses.
Segment financial results attributable to common shareholders were $205 million in the first quarter of 2023 compared to $173 million in the prior year and Segment margin was 28%. Segment Adjusted EBITDA was $229 million compared to $199 million in the prior year, and Adjusted EBITDA margin remained strong at more than 31%.
Exchange & Third-Party Management
Revenues excluding cost reimbursements decreased 12% in the first quarter of 2023 compared to the prior year and decreased 2% excluding the sale of VRI Americas in April of 2022, primarily due to lower Getaways. Interval International active members decreased 2% compared to the prior year to 1.6 million but were in-line with the fourth quarter of 2022, and Average revenue per member decreased 5% year-over-year.

Marriott Vacations Worldwide Reports First Quarter 2023 Financial Results / 2
Segment financial results attributable to common shareholders were $28 million in the first quarter of 2023, Segment margin was 42% and Segment Adjusted EBITDA was $37 million. Excluding the VRI Americas business, Segment Adjusted EBITDA decreased $4 million compared to the prior year primarily due to lower Getaway and membership revenue and Adjusted EBITDA margin was 56%.
Corporate and Other
General and administrative costs increased $7 million in the first quarter of 2023 compared to the prior year primarily as a result of our Vacation Next program and new product development initiatives, partially offset by lower bonus expense.
Balance Sheet and Liquidity
The Company ended the quarter with approximately $1.0 billion in liquidity, including $306 million of cash and cash equivalents, $120 million of gross notes receivable that were eligible for securitization, and $549 million of available capacity under its revolving corporate credit facility.
At the end of the first quarter of 2023, the Company had $3.1 billion of corporate debt and $1.9 billion of non-recourse debt related to its securitized notes receivable.
On April 13, 2023, the Company completed its first timeshare receivable securitization of 2023, issuing $380 million of notes. The transaction was structured with a gross advance rate of 98% and a weighted average interest rate of 5.52%, including $11 million of Class D Notes retained by the Company.
Full Year 2023 Outlook
The Company is providing its full year 2023 outlook as reflected in the chart below. The Financial Schedules that follow reconcile the non-GAAP financial measures set forth below to the following full year 2023 expected GAAP results for the Company.
In the table below “*” denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(in millions, except per share amounts)	2023 Guidance
Contract sales	$1,930	to	$2,000
Net income attributable to common shareholders	$410	to	$445
Earnings per share - diluted	$9.70	to	$10.49
Net cash, cash equivalents and restricted cash provided by operating activities	$382	to	$397
Adjusted EBITDA*	$950	to	$1,000
Adjusted earnings per share - diluted*	$11.05	to	$11.85
Adjusted free cash flow*	$600	to	$670
Non-GAAP Financial Information
Non-GAAP financial measures are reconciled and adjustments are shown and described in further detail in the Financial Schedules that follow. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use. In addition to the foregoing non-GAAP financial measures, we present certain key metrics as performance measures which are further described in our most recent Annual Report on Form 10-K, and which may be updated in our periodic filings with the U.S. Securities and Exchange Commission.

Marriott Vacations Worldwide Reports First Quarter 2023 Financial Results / 3
First Quarter 2023 Financial Results Conference Call
The Company will hold a conference call on May 4, 2023 at 8:30 a.m. ET to discuss these financial results and provide an update on business conditions. Participants may access the call by dialing (877) 407-8289 or (201) 689-8341 for international callers. A live webcast of the call will also be available in the Investor Relations section of the Company's website at ir.mvwc.com. An audio replay of the conference call will be available for 30 days on the Company’s website.
About Marriott Vacations Worldwide Corporation
Marriott Vacations Worldwide Corporation is a leading global vacation company that offers vacation ownership, exchange, rental and resort and property management, along with related businesses, products, and services. The Company has over 120 vacation ownership resorts and approximately 700,000 owner families in a diverse portfolio that includes some of the most iconic vacation ownership brands. The Company also operates an exchange network and membership programs comprised of more than 3,200 affiliated resorts in over 90 countries and territories, and provides management services to other resorts and lodging properties. As a leader and innovator in the vacation industry, the Company upholds the highest standards of excellence in serving its customers, investors and associates while maintaining exclusive, long-term relationships with Marriott International, Inc. and an affiliate of Hyatt Hotels Corporation for the development, sales and marketing of vacation ownership products and services. For more information, please visit www.marriottvacationsworldwide.com.
Note on forward-looking statements
This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about expectations for future growth and projections for full year 2023. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions. The Company cautions you that these statements are not guarantees of future performance and are subject to numerous and evolving risks and uncertainties that we may not be able to predict or assess, such as: the effects of the COVID-19 pandemic or future health crises, including their short and longer-term impacts on consumer confidence and demand for travel, and the pace of recovery following a future health crisis; variations in demand for vacation ownership and exchange products and services; worker absenteeism; price and wage inflation; global supply chain disruptions; volatility in the international and national economy and credit markets; impact of the current or a future banking crisis; the ongoing war between Russia and Ukraine and related sanctions and other measures; our ability to attract and retain our global workforce; competitive conditions; the availability of capital to finance growth; the impact of rising interest rates; political or social strife; difficulties associated with implementing new or maintaining existing technology; changes in privacy laws and other matters referred to under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, and which may be updated in our future periodic filings with the U.S. Securities and Exchange Commission. All forward-looking statements in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. There may be other risks and uncertainties that we cannot predict at this time or that we currently do not expect will have a material adverse effect on our financial position, results of operations or cash flows. Any such risks could cause our results to differ materially from those we express in forward-looking statements.
Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION
FINANCIAL SCHEDULES
QUARTER 1, 2023

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions, except VPG, tours, total active members, average revenue per member and per share amounts)
(Unaudited)
SUMMARY FINANCIAL INFORMATION

	Three Months Ended		Change %
	March 31, 2023	March 31, 2022
Key Measures
Total consolidated contract sales	$434	$394	10%
VPG	$4,358	$4,706	(7%)
Tours	92,890	78,505	18%
Total active members (000's)(1)	1,568	1,606	(2%)
Average revenue per member(1)	$42.07	$44.33	(5%)

GAAP Measures
Revenues	$1,169	$1,052	11%
Income before income taxes and noncontrolling interests	$128	$90	43%
Net income attributable to common shareholders	$87	$58	50%
Earnings per share - diluted	$2.06	$1.23	67%

Non-GAAP Measures*
Adjusted EBITDA	$203	$188	8%
Adjusted pretax income	$130	$120	8%
Adjusted net income attributable to common shareholders	$109	$81	35%
Adjusted earnings per share - diluted	$2.54	$1.70	49%

(1) Includes members at the end of each period for the Interval International exchange network only.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

ADJUSTED EBITDA SUMMARY

	Three Months Ended		Change %
	March 31, 2023	March 31, 2022
Adjusted EBITDA*	$203	$188	8%
Vacation Ownership Segment*	$229	$199	15%
Exchange & Third-Party Management Segment*	$37	$43	(13%)

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
INTERIM CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022
REVENUES
Sale of vacation ownership products	$375	$310
Management and exchange	200	222
Rental	151	133
Financing	78	71
Cost reimbursements	365	316
TOTAL REVENUES	1,169	1,052
EXPENSES
Cost of vacation ownership products	58	60
Marketing and sales	210	182
Management and exchange	107	127
Rental	113	81
Financing	26	21
General and administrative	68	61
Depreciation and amortization	32	33
Litigation charges	3	3
Royalty fee	29	27
Impairment	4	—
Cost reimbursements	365	316
TOTAL EXPENSES	1,015	911
Gains and other income, net	21	4
Interest expense, net	(34)	(27)
Transaction and integration costs	(13)	(28)
INCOME BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	128	90
Provision for income taxes	(41)	(32)
NET INCOME	87	58
Net income attributable to noncontrolling interests	—	—
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$87	$58

EARNINGS PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS
Basic	$2.32	$1.36
Diluted	$2.06	$1.23

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the three months ended March 31, 2023
(In millions)
(Unaudited)

	Reportable Segment		Corporate and Other	Total
	Vacation Ownership	Exchange & Third-Party Management
REVENUES
Sales of vacation ownership products	$375	$—	$—	$375
Management and exchange(1)
Ancillary revenues	61	1	—	62
Management fee revenues	45	8	(1)	52
Exchange and other services revenues	29	47	10	86
Management and exchange	135	56	9	200
Rental	141	10	—	151
Financing	78	—	—	78
Cost reimbursements(1)	368	5	(8)	365
TOTAL REVENUES	$1,097	$71	$1	$1,169

PROFIT
Development	$107	$—	$—	$107
Management and exchange(1)	71	26	(4)	93
Rental(1)	25	10	3	38
Financing	52	—	—	52
TOTAL PROFIT	255	36	(1)	290

OTHER
General and administrative	—	—	(68)	(68)
Depreciation and amortization	(23)	(8)	(1)	(32)
Litigation charges	(3)	—	—	(3)
Royalty fee	(29)	—	—	(29)
Impairment	(4)	—	—	(4)
Gains and other income, net	9	—	12	21
Interest expense, net	—	—	(34)	(34)
Transaction and integration costs	—	—	(13)	(13)
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	205	28	(105)	128
Provision for income taxes	—	—	(41)	(41)
NET INCOME (LOSS)	205	28	(146)	87
Net income attributable to noncontrolling interests(1)	—	—	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$205	$28	$(146)	$87
SEGMENT MARGIN(2)	28%	42%

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, and represent the portion attributable to individual or third-party vacation ownership interest owners.

(2) Segment margin represents the applicable segment’s net income or loss attributable to common shareholders divided by the applicable segment’s total revenues less cost reimbursement revenues.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
REVENUES AND PROFIT BY SEGMENT
for the three months ended March 31, 2022
(In millions)
(Unaudited)

	Reportable Segment		Corporate and Other	Total
	Vacation Ownership	Exchange & Third-Party Management
REVENUES
Sales of vacation ownership products	$310	$—	$—	$310
Management and exchange(1)
Ancillary revenues	54	1	—	55
Management fee revenues	42	10	(3)	49
Exchange and other services revenues	30	53	35	118
Management and exchange	126	64	32	222
Rental	122	11	—	133
Financing	71	—	—	71
Cost reimbursements(1)	327	9	(20)	316
TOTAL REVENUES	$956	$84	$12	$1,052

PROFIT
Development	$68	$—	$—	$68
Management and exchange(1)	72	31	(8)	95
Rental(1)	32	11	9	52
Financing	50	—	—	50
TOTAL PROFIT	222	42	1	265

OTHER
General and administrative	—	—	(61)	(61)
Depreciation and amortization	(22)	(9)	(2)	(33)
Litigation charges	(3)	—	—	(3)
Royalty fee	(27)	—	—	(27)
Gains and other income, net	3	—	1	4
Interest expense, net	—	—	(27)	(27)
Transaction and integration costs	—	—	(28)	(28)
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	173	33	(116)	90
Provision for income taxes	—	—	(32)	(32)
NET INCOME (LOSS)	173	33	(148)	58
Net income attributable to noncontrolling interests(1)	—	—	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$173	$33	$(148)	$58
SEGMENT MARGIN(2)	27%	45%

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, and represent the portion attributable to individual or third-party vacation ownership interest owners.

(2) Segment margin represents the applicable segment’s net income or loss attributable to common shareholders divided by the applicable segment’s total revenues less cost reimbursement revenues.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED CONTRACT SALES TO ADJUSTED DEVELOPMENT PROFIT
(In millions)
(Unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022
Consolidated contract sales	$434	$394
Less resales contract sales	(11)	(9)
Consolidated contract sales, net of resales	423	385
Plus:
Settlement revenue	8	7
Resales revenue	6	4
Revenue recognition adjustments:
Reportability	—	(33)
Sales reserve	(38)	(29)
Other(1)	(24)	(24)
Sale of vacation ownership products	375	310
Less:
Cost of vacation ownership products	(58)	(60)
Marketing and sales	(210)	(182)
Development profit	107	68
Revenue recognition reportability adjustment	—	24
Purchase accounting adjustments	2	4
Adjusted development profit*	$109	$96
Development profit margin	28.5%	21.8%
Adjusted development profit margin*	29.2%	28.3%

(1) Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue and other adjustments to Sale of vacation ownership products revenue.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS AND
ADJUSTED EARNINGS PER SHARE - DILUTED
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022
Net income attributable to common shareholders	$87	$58
Provision for income taxes	41	32
Income before income taxes attributable to common shareholders	128	90
Certain items:
ILG integration	9	25
Welk acquisition and integration	4	3
Transaction and integration costs	13	28
Early redemption of senior secured notes	10	—
Foreign currency translation	(2)	(1)
Insurance proceeds	(2)	(3)
Change in indemnification asset	(23)	—
Other	(4)	—
Gains and other income, net	(21)	(4)
Purchase accounting adjustments	2	3
Litigation charges	3	3
Impairment	4	—
Other	1	—
Adjusted pretax income*	130	120
Provision for income taxes	(21)	(39)
Adjusted net income attributable to common shareholders*	$109	$81

Diluted shares	44.4	47.9
Adjusted earnings per share - Diluted*	$2.54	$1.70

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ADJUSTED EBITDA
(In millions)
(Unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$87	$58
Interest expense, net	34	27
Provision for income taxes	41	32
Depreciation and amortization	32	33
Share-based compensation	7	8
Certain items:
ILG integration	9	25
Welk acquisition and integration	4	3
Transaction and integration costs	13	28
Early redemption of senior secured notes	10	—
Foreign currency translation	(2)	(1)
Insurance proceeds	(2)	(3)
Change in indemnification asset	(23)	—
Other	(4)	—
Gains and other income, net	(21)	(4)
Purchase accounting adjustments	2	3
Litigation charges	3	3
Impairment	4	—
Other	1	—
ADJUSTED EBITDA*	$203	$188
ADJUSTED EBITDA MARGIN*	25%	25%

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions)
(Unaudited)
VACATION OWNERSHIP SEGMENT ADJUSTED EBITDA

	Three Months Ended
	March 31, 2023	March 31, 2022
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$205	$173
Depreciation and amortization	23	22
Share-based compensation	1	1
Certain items:
Insurance proceeds	(2)	(3)
Change in indemnification asset	(3)	—
Other	(4)	—
Gains and other income, net	(9)	(3)
Purchase accounting adjustments	2	3
Litigation charges	3	3
Impairment	4	—
SEGMENT ADJUSTED EBITDA*	$229	$199
SEGMENT ADJUSTED EBITDA MARGIN*	31%	32%

EXCHANGE & THIRD-PARTY MANAGEMENT SEGMENT ADJUSTED EBITDA

	Three Months Ended
	March 31, 2023	March 31, 2022
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$28	$33
Depreciation and amortization	8	9
Share-based compensation	1	1
SEGMENT ADJUSTED EBITDA*	$37	$43
SEGMENT ADJUSTED EBITDA MARGIN*	56%	57%

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
INTERIM CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	Unaudited
	March 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$306	$524
Restricted cash (including $85 and $85 from VIEs, respectively)	268	330
Accounts receivable, net (including $13 and $13 from VIEs, respectively)	289	292
Vacation ownership notes receivable, net (including $1,793 and $1,792 from VIEs, respectively)	2,220	2,198
Inventory	672	660
Property and equipment, net	1,215	1,139
Goodwill	3,117	3,117
Intangibles, net	898	911
Other (including $80 and $76 from VIEs, respectively)	617	468
TOTAL ASSETS	$9,602	$9,639

LIABILITIES AND EQUITY
Accounts payable	$222	$356
Advance deposits	178	158
Accrued liabilities (including $3 and $5 from VIEs, respectively)	334	369
Deferred revenue	448	344
Payroll and benefits liability	206	251
Deferred compensation liability	147	139
Securitized debt, net (including $1,957 and $1,982 from VIEs, respectively)	1,936	1,938
Debt, net	3,129	3,088
Other	183	167
Deferred taxes	339	331
TOTAL LIABILITIES	7,122	7,141

Preferred stock — $0.01 par value; 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock — $0.01 par value; 100,000,000 shares authorized; 75,805,974 and 75,744,524 shares issued, respectively	1	1
Treasury stock — at cost; 38,731,521 and 38,263,442 shares, respectively	(2,132)	(2,054)
Additional paid-in capital	3,937	3,941
Accumulated other comprehensive income	18	15
Retained earnings	654	593
TOTAL MVW SHAREHOLDERS' EQUITY	2,478	2,496
Noncontrolling interests	2	2
TOTAL EQUITY	2,480	2,498
TOTAL LIABILITIES AND EQUITY	$9,602	$9,639

The abbreviation VIEs above means Variable Interest Entities.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022
OPERATING ACTIVITIES
Net income	$87	$58
Adjustments to reconcile net income to net cash, cash equivalents and restricted cash (used in) provided by operating activities:
Depreciation and amortization of intangibles	32	33
Amortization of debt discount and issuance costs	7	5
Vacation ownership notes receivable reserve	38	29
Share-based compensation	7	8
Impairment charges	3	—
Deferred income taxes	6	18
Net change in assets and liabilities:
Accounts and contracts receivable	(6)	45
Vacation ownership notes receivable originations	(225)	(205)
Vacation ownership notes receivable collections	161	188
Inventory	16	28
Other assets	(146)	(134)
Accounts payable, advance deposits and accrued liabilities	(101)	12
Deferred revenue	101	54
Payroll and benefit liabilities	(45)	13
Deferred compensation liability	4	(7)
Other liabilities	16	(3)
Purchase of vacation ownership units for future transfer to inventory	—	(12)
Other, net	(5)	(1)
Net cash, cash equivalents and restricted cash (used in) provided by operating activities	(50)	129
INVESTING ACTIVITIES
Capital expenditures for property and equipment (excluding inventory)	(37)	(9)
Purchase of company owned life insurance	—	(4)
Other, net	—	3
Net cash, cash equivalents and restricted cash used in investing activities	(37)	(10)
Continued

MARRIOTT VACATIONS WORLDWIDE CORPORATION
INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(In millions)
(Unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022
FINANCING ACTIVITIES
Borrowings from securitization transactions	171	102
Repayment of debt related to securitization transactions	(174)	(178)
Proceeds from debt	405	30
Repayments of debt	(461)	(30)
Finance lease incentive	10	—
Finance lease payment	(2)	(2)
Payment of debt issuance costs	—	(4)
Repurchase of common stock	(80)	(119)
Payment of dividends	(54)	(49)
Payment of withholding taxes on vesting of restricted stock units	(9)	(22)
Net cash, cash equivalents and restricted cash used in financing activities	(194)	(272)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	1	—
Change in cash, cash equivalents and restricted cash	(280)	(153)
Cash, cash equivalents and restricted cash, beginning of period	854	803
Cash, cash equivalents and restricted cash, end of period	$574	$650

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions, except per share amounts)
2023 ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS AND
ADJUSTED EARNINGS PER SHARE - DILUTED OUTLOOK

	Fiscal Year 2023 (Low)	Fiscal Year 2023 (High)
Net income attributable to common shareholders	$410	$445
Provision for income taxes	175	190
Income before income taxes attributable to common shareholders	585	635
Certain items(1)	58	58
Adjusted pretax income*	643	693
Provision for income taxes	(173)	(188)
Adjusted net income attributable to common shareholders*	$470	$505
Earnings per share - Diluted(2)	$9.70	$10.49
Adjusted earnings per share - Diluted(2)*	$11.05	$11.85
Diluted shares(2)	44.2	44.2

2023 ADJUSTED EBITDA OUTLOOK

	Fiscal Year 2023 (Low)	Fiscal Year 2023 (High)
Net income attributable to common shareholders	$410	$445
Interest expense	140	140
Provision for income taxes	175	190
Depreciation and amortization	130	130
Share-based compensation	37	37
Certain items(1)	58	58
Adjusted EBITDA*	$950	$1,000

(1) Certain items adjustment includes $50 million of anticipated transaction and integration costs, $20 million of anticipated purchase accounting adjustments, $5 million of anticipated litigation charges, $4 million of impairments, partially offset by $21 million of gains and other income, net.

(2) We expect 6.5 million shares to be included in diluted shares related to our convertible notes and an add back of $18 million for interest expense to the numerator of the diluted earnings per share calculation.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
2023 ADJUSTED FREE CASH FLOW OUTLOOK
(In millions)

	Fiscal Year 2023 (Low)	Fiscal Year 2023 (High)
Net cash, cash equivalents and restricted cash provided by operating activities	$382	$397
Capital expenditures for property and equipment (excluding inventory)	(90)	(100)
Borrowings from securitizations, net of repayments	130	195
Securitized debt issuance costs	(12)	(12)
Free cash flow*	410	480
Adjustments:
Net change in borrowings available from the securitization of eligible vacation ownership notes receivable(1)	120	120
Certain items(2)	85	85
Change in restricted cash	(15)	(15)
Adjusted free cash flow*	$600	$670

(1) Represents the net change in borrowings available from the securitization of eligible vacation ownership notes receivable between the 2022 and 2023 year ends.

(2) Certain items adjustment consists primarily of the after-tax impact of anticipated transaction and integration costs.

* Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
QUARTERLY OPERATING METRICS
(Contract sales in millions)

	Year	Quarter Ended				Full Year
		March 31	June 30	September 30	December 31
Vacation Ownership
Consolidated contract sales
	2023	$434
	2022	$394	$506	$483	$454	$1,837
	2021	$226	$362	$380	$406	$1,374

VPG
	2023	$4,358
	2022	$4,706	$4,613	$4,353	$4,088	$4,421
	2021	$4,644	$4,304	$4,300	$4,305	$4,356

Tours
	2023	92,890
	2022	78,505	102,857	104,000	105,231	390,593
	2021	45,871	79,900	84,098	89,495	299,364

Exchange & Third-Party Management
Total active members (000's)(1)
	2023	1,568
	2022	1,606	1,596	1,591	1,566	1,566
	2021	1,479	1,321	1,313	1,296	1,296

Average revenue per member(1)
	2023	$42.07
	2022	$44.33	$38.79	$38.91	$35.60	$157.97
	2021	$47.13	$46.36	$42.95	$42.93	$179.48

(1) Includes members at the end of each period for the Interval International exchange network only.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NON-GAAP FINANCIAL MEASURES
In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed by GAAP. We discuss our reasons for reporting these non-GAAP financial measures below, and the financial schedules included herein reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by an asterisk (“*”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income or loss attributable to common shareholders, earnings or loss per share or any other comparable operating measure prescribed by GAAP. In addition, other companies in our industry may calculate these non-GAAP financial measures differently than we do or may not calculate them at all, limiting their usefulness as comparative measures.
Certain Items Excluded from Non-GAAP Financial Measures
We evaluate non-GAAP financial measures, including those identified by an asterisk (“*”) on the preceding pages, that exclude certain items as further described in the financial schedules included herein, and believe these measures provide useful information to investors because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of these items. These non-GAAP financial measures also facilitate the comparison of results from our on-going core operations before these items with results from other companies.
Adjusted Development Profit and Adjusted Development Profit Margin
We evaluate Adjusted development profit (Adjusted sale of vacation ownership products, net of expenses) and Adjusted development profit margin as indicators of operating performance. Adjusted development profit margin is calculated by dividing Adjusted development profit by revenues from the Sale of vacation ownership products. Adjusted development profit and Adjusted development profit margin adjust Sale of vacation ownership products revenues for the impact of revenue reportability, include corresponding adjustments to Cost of vacation ownership products associated with the change in revenues from the Sale of vacation ownership products, and may include adjustments for certain items as necessary. We evaluate Adjusted development profit and Adjusted development profit margin and believe they provide useful information to investors because they allow for period-over-period comparisons of our on-going core operations before the impact of revenue reportability and certain items to our Development profit and Development profit margin.
Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA
EBITDA, a financial measure that is not prescribed by GAAP, is defined as earnings, or net income or loss attributable to common shareholders, before interest expense, net (excluding consumer financing interest expense associated with term securitization transactions), income taxes, depreciation and amortization. Adjusted EBITDA reflects additional adjustments for certain items and excludes share-based compensation expense to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. For purposes of our EBITDA and Adjusted EBITDA calculations, we do not adjust for consumer financing interest expense associated with term securitization transactions because we consider it to be an operating expense of our business. We consider Adjusted EBITDA to be an indicator of operating performance, which we use to measure our ability to service debt, fund capital expenditures, expand our business, and return cash to shareholders. We also use Adjusted EBITDA, as do analysts, lenders, investors and others, because this measure excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. EBITDA and Adjusted EBITDA also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We believe Adjusted EBITDA is useful as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of the excluded items. Adjusted EBITDA also facilitates comparison by us, analysts, investors, and others, of results from our on-going core operations before the impact of these items with results from other companies.
Adjusted EBITDA Margin and Segment Adjusted EBITDA Margin
We evaluate Adjusted EBITDA margin and Segment Adjusted EBITDA margin as indicators of operating performance. Adjusted EBITDA margin represents Adjusted EBITDA divided by the Company’s total revenues less cost reimbursement revenues. Segment Adjusted EBITDA margin represents Segment Adjusted EBITDA divided by the applicable segment’s total revenues less cost reimbursement revenues. We evaluate Adjusted EBITDA margin and Segment Adjusted EBITDA margin and believe it provides useful information to investors because it allows for period-over-period comparisons of our on-going core operations.
Free Cash Flow and Adjusted Free Cash Flow
We evaluate Free Cash Flow and Adjusted Free Cash Flow as liquidity measures that provide useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment and the borrowing and repayment activity related to our term securitizations, which cash can be used for, among other purposes, strategic opportunities, including acquisitions and strengthening the balance sheet. Adjusted Free Cash Flow, which reflects additional adjustments to Free Cash Flow for the impact of transaction and integration charges, impact of borrowings available from the securitization of eligible vacation ownership notes receivable, and changes in restricted cash, allows for period-over-period comparisons of the cash generated by our business before the impact of these items. Analysis of Free Cash Flow and Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.